Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
            Specialty Chemical Company's average sales per ship day)

               ASCC Average Net Sales per Ship Day ($, Thousands)

                    2000         2001        2002       2003         2004
                    -----        -----       -----      -----        -----
January             4,383       3,835        3,790       4,094       4,551
February            4,422       4,206        4,554       4,885       4,757
March               4,454       4,148        4,411       4,846       5,182
April               4,915       4,399        4,557       5,073       5,830
May                 4,393       4,121        4,566       4,967       5,801
June                4,468       4,898        4,945       5,170       5,800
July                4,414       4,498        4,349       4,729       5,816
August              4,228       4,152        4,588       4,411       5,711
September           4,592       4,800        4,888       5,660       5,778
October             4,272       4,323        4,595       5,040       6,371
November            4,500       4,570        5,056       5,714
December            4,435       4,339        4,531       4,940

                          ASCC Durable Manufacturing Index (%)

                    2000        2001         2002        2003        2004
                    -----       ------       -----       ------      ------
January             100.0       100.9         94.3        98.3       103.7
February            100.6       100.0         94.7        98.0       105.6
March               101.7       100.1         94.9        97.1       105.9
April               102.8        99.3         95.5        96.4       106.6
May                 104.0        98.3         96.2        96.3       107.3
June                104.4        97.1         97.0        97.1       107.4
July                104.2        96.9         96.9        98.3       108.9
August              103.9        95.6         97.6        98.5       108.5
September           104.6        94.4         97.4       100.6       108.2
October             104.0        93.7         97.1       100.8       109.5
November            103.3        93.8         98.0       102.4
December            102.4        93.9         97.1       102.9